Exhibit 12.1

 Computation of Ratio of Earnings to Fixed Charges and Preference Dividends
                           ($ amounts in thousands)


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                         For the Six                          March 24, 1998
                         Months Ended    For the year ended   through
                         June 30, 2001      December 31,      December 31, 1998
                         -------------   ------------------   -----------------
                                         2000        1999
                                         ----        ----
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Net Income (loss).......$24,875          $39,326    $26,673    $(1,389)
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Interest Expense........ 23,937           51,112     25,876     24,765
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Earnings as adjusted.... 48,812           90,438     52,549     23,376
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Fixed Charges
(interest expense)...... 23,937           51,112     25,876    $24,765
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Ratio of earnings to
fixed charges...........  2.04X            1.77X     2.03X       0.94X
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Preference Dividends.... $4,576           $7,065      $284          --
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Fixed Charges and
Preference Dividends.... 28,513           58,177    26,160      24,765
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Ratio of earnings to
combined fixed charges
and preference
dividends...............  1.71X            1.55X     2.01X       0.94X
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